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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Siebel Systems, Inc.:

We consent to incorporation herein by reference of our reports dated July 16, 1998, relating to the consolidated balance sheets of Siebel Systems, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for the years in the three-year period ended December 31, 1997, and the related consolidated financial statement schedule, which reports appear in the Form 8-K of Siebel Systems, Inc. dated November 25, 1998.


                                    /s/ KPMG LLP



Mountain View, California
February 19, 1999